EXHIBIT 10.G.5
AMENDMENT NO. 5 TO THE
EL PASO CORPORATION
SUPPLEMENTAL BENEFITS PLAN
     WHEREAS, El Paso Corporation (the “Company”) maintains the El Paso Corporation Supplemental Benefits Plan (the “Plan”), amended and restated effective as of December 7, 2001;
     WHEREAS, Section 6.7 of the Plan permits the Board of Directors or the Compensation Committee of the Board of Directors from time to time to amend the Plan, in whole or in part;
     WHEREAS, it is intended hereby to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, the Plan is amended as follows:
1.	Section 6.10 is hereby amended in its entirety to read as follows:
     “6.10 Cessation of Accruals under the Plan
     Notwithstanding any other provision of this Plan, effective as of December 31, 2004, the accrual of benefits under this Plan shall cease, other than interest credits and other earnings accrued following December 31, 2004 in respect of amounts accrued under the Plan on or prior to December 31, 2004. All Participants, who accrued a supplemental pension benefit under Section 5.1 of the Plan, but who were not vested in such benefit on December 31, 2004, shall not be paid a supplemental pension benefit under this Plan, and such non-vested accrued benefit shall be paid to the Participant under the El Paso Corporation 2005 Supplemental Benefits Plan, upon such benefit becoming vested and in accordance with the payment terms of the 2005 Supplemental Benefits Plan. The intent of this Section 6.10 is to cause the Plan not to be subject to Section 409A of the Code.”
     IN WITNESS WHEREOF, this amendment has been executed by the undersigned, thereunto duly authorized, effective as of January 1, 2007.

EL PASO CORPORATION
By:	/s/ Susan B. Ortenstone

ATTEST:

By:	/s/ Marguerite Woung-Chapman Corporate Secretary